Exhibit 3.5

FORM NO. 1A                          FEE:                                 $11.00
FILE IN DUPLICATE                    (In case of increase of capital, $8.00 plus
                                     $1.00 per $1,000.00 on increase)

NOTE: THERE ARE THREE WAYS TO AMEND ARTICLES OF INCORPORATION. ARTICLES MUST BE SINGED AND ACKNOWLEDGED. IF BY INCORPORATORS - ARTICLES MUST BE SIGNED BY A MAJORITY OF THE INCORPORATORS, "BUSINESS CORPORATION ACT", TITLE 18ss.152. IF BY CORPORATION - ARTICLES MUST BE SIGNED BY PRES. OR V-PRES. AND ATTESTED BY SEC'Y OR ASS'T SEC'Y, "BUSINESS CORPORATION ACT", TITLE 18ss.153 THRUss.161. IF BY BOARD OF DIRECTORS - ARTICLES MUST BE SIGNED BY A MAJORITY OF DIRECTORS, H.B. NO. 4399 (1949)ss.13, AMENDING TITLE 18,ss.162 OF BUSINESS CORPORATION ACT.

                        AMENDED ARTICLES OF INCORPORATION

                                   (DOMESTIC)

STATE OF OKLAHOMA                   )
COUNTY OF MCCLAIN                   ) SS

TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:

         We, the undersigned,
(NAME)                         (NO. & STREET)         (CITY)             (STATE)

Loyd G. Dorsett              417 Truman Place         Purcell           Oklahoma
--------------------------------------------------------------------------------

James D. Warren              417 Truman Place         Purcell           Oklahoma
--------------------------------------------------------------------------------

being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma and the Amendments thereof, do hereby execute the following amendment or amendments of the Articles of Incorporation; and do further affirm that the amendment or amendments were adopted in the manner prescribed by said Acts.

         1.       A. AS FILED:
                  The name of the corporation is:
                           Dorsett Industries, Inc.
--------------------------------------------------------------------------------


                  B. AS AMENDED:
                     no change
--------------------------------------------------------------------------------
(NAME MUST END WITH "CORPORATION", "COMPANY", "INCORPORATED", "LIMITED" OR AN ABBREVIATION OF ONE).

         2.       A. AS FILED:

                  The address of its registered office in the State of Oklahoma is: 416 Truman Place, Purcell, Oklahoma, and the name and address of its registered agent is: Loyd G. Dorsett, 416 Truman Place, Purcell, Oklahoma.


                  B. AMENDED:
                  The address of its registered office in the State of Oklahoma is: 417 Truman Place, Purcell, Oklahoma, and the name and address of its registered agent is: Loyd G. Dorsett, 417 Truman Place, Purcell, Oklahoma. (To correct address error)

         3.       A. AS FILED:
                  The duration of the corporation is 50 years.

                  B. AMENDED: no change

                  The duration of the corporation is _____ years, from the _____ day of _____________, 19 _____ to the ______ day of ___________________.

         4.       A. AS FILED:
                  The purpose or purposes for which this corporation is formed are: To engage in purchase and/or manufacture, and sale of materials of any kind, and to own securities of other such companies, and to engage in any other activities incidental to the above, including ownership of real property.

                  B. AMENDED:
                        No change

         5.       A. AS FILED:
                  The aggregate number of shares which the corporation shall have authority to allot is 200,000 divided into one classes. The designation of each class, the number of shares of each class, and the par value of the shares of each class are as follows:

CLASS                 SERIES             NUMBER OF SHARES           PAR VALUE
 1                      1                    200,000                  $0.10


                  B. AMENDED:
common                  1                    500,000                  $0.10


         6.       A. AS FILED:
                  The amount of stated capital with which it will begin business is $500.00, which has been fully paid in.

         7.       A. AS FILED:
                  The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:

CLASS OF SHARES             NUMBER OF SHARES       CONSIDERATION TO BE  RECEIVED

    Common                      5,000                     $500.00 in cash

                  B. AMENDED: no change

         8.       A. AS FILED:
                  The number of directors to be elected at the first meeting of the shareholders is three.

(SIGNATURES OF INCORPORATORS ON
ORIGINAL ARTICLES)                    Loyd G. Dorsett      /s/ Loyd G. Dorsett
                                      ------------------------------------------
                                      Robert N. Steely     /s/ Robert N. Steely
                                      ------------------------------------------
                                      Harry E. Rainbolt    /s/ Harry E. Rainbolt
                                      ------------------------------------------

         9. IF SUCH AMENDMENT BE BY THE CORPORATION UPON APPROVAL THEREOF BY THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:

         (1) Such amendment was proposed by a resolution of the Board of Directors on the 22nd of April, 1965.

         (2) The amendment was adopted by a vote of the shareholders in accordance with the provisions of Title 18, ss. 153, "Business Corporation Act".

         (3) The meeting of the shareholders of the corporation, at which the amendment was adopted, was held at 417 Truman Place, Purcell, Oklahoma, April 22, 1965.

         (4) Notice of the meeting was given to shareholders by:
(KIND OF NOTICE): signed waiver of notice by all shareholders
                  --------------------------------------------------------------
for a period of
               -----------------------------------------------------------------

         (5) The number of shares voted for such amendment     141,142
                                                          ----------------------

         (6) The number of shares voted against amendment      None
                                                          ----------------------

         (7) The number of shares voted as a class
                                                  ------------------------------
         (8) Classes voting for or against amendment:
CLASS             NO OF SHARES                FOR                       AGAINST
common              141,142                 141,142                      none

(SIGN AS PROVIDED INP. 211, "B.C.A.")
                                                    Dorsett Industries, Inc.
                                                 -------------------------------
                                                 EXACT NAME OF CORPORATION
(CORPORATE SEAL)                            BY:  /s/  Loyd G. Dorsett
                                                 -------------------------------
                                                      Loyd G. Dorsett, President
ATTEST:
/s/  James D. Warren
----------------------------------
     James D. Warren, Secretary

         10. IF AMENDMENT BE BY THE INCORPORATORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH: Not Applicable
              (1)   No shares of this corporation have been allotted.

              (2) The corporation has not begun or transacted any business or incurred any indebtedness except such business or indebtedness as shall have been incidental to its organization or to the obtaining of subscriptions to, or the payment for its shares; and

             (3) No subscriptions have been taken and no shares have been subscribed for. OR

             (3a) Subscriptions have been taken and (TOTAL NO.) ______________ shares subscribed for, and the subscribers for at least two-thirds (2/3) of such number of shares have signed and filed with the (INCORPORATORS OR SECRETARY) ________________ of the corporation their written consent to such amendment.

(MAJORITY OF INCORPORATORS SIGN)            ____________________________________
("B.C.A.", Title 18,ss.211)                 ____________________________________
                                            ____________________________________
(CORPORATE SEAL)                            ____________________________________

         11. IF SUCH AMENDMENT BE BY BOARD OF DIRECTORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH: Not applicable.
             (1) The general nature of the amendment is:
             (2) The Board of Directors has at a meeting duly called on the ____ day of ___________ 19_____, adopted a resolution authorizing:

              A.    The extension of the corporate existence of the corporation,

                                      and/or


              B. The fixing or altering, as the case may be, of the attributes of and the allotment of a new series of shares in conformity with Title 18,ss.74 of the "Business Corporation Act:".


(MAJORITY OF DIRECTORS SIGN)                ____________________________________
("B.C.A.", Title 18,ss.211)                 ____________________________________
                                            ____________________________________
(CORPORATE SEAL)                            ____________________________________

STATE OF __________       )
COUNTY OF _________       ) SS

         I. _______________________________, , a Notary Public, in and for said
County and State, hereby certify that on the _______ day of _____________, 19________ , ____________________
_______________________________________________________________________________
personally appeared before me and being first duly sworn, acknowledged that they signed the foregoing document in the respective capacity therein set forth and declared that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.
                                           _____________________________________
         (NOTARIAL SEAL)                                NOTARY PUBLIC
MY COMMISSION EXPIRES __________________________